                                                                 Exhibit 10.3.6

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into this 16th day of September, 1997, by and between BALLANTYNE OF OMAHA, INC., a Delaware corporation, with its principal offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and MARLOWE A. PICHEL an individual residing at 40235 Reed Valley Road, Aguanga, California 92536 ("Pichel").


                               W I T N E S S E T H

     WHEREAS, Pichel is a stockholder and the president of Sky-Tracker of America, Inc., a California corporation; and

     WHEREAS, by that certain Asset Purchase Agreement dated September 8, 1997 (hereinafter referred to as the "Purchase Agreement"), the Company has agreed to purchase certain of the assets of Sky-Tracker of America, Inc.; and

     WHEREAS, pursuant to the Purchase Agreement, Pichel and Company have agreed to enter into a Consulting Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound agree as follows:

     1. ENGAGEMENT AS CONSULTANT. Company hereby engages Pichel as a consultant for a term beginning on September 16, 1997, and terminating on September 16, 2000, and Pichel hereby accepts such engagement.

     2. ACTIVITIES OF CONSULTANT. During the term of this Agreement, Pichel will assist the Company in the operation of the assets and business which the Company has purchased from Sky-Tracker of America, Inc., in accordance with the Purchase Agreement, and will render counsel and advice, will perform certain engineering and design services in the development of new products and the improvement of existing products, and will perform such other services as the Company assigns to him from time to time. Pichel shall devote a minimum of thirty (30) hours per week during the term of this Agreement to the performance of his duties hereunder, and shall furnish the Company an accounting of such time spent in the performance of such duties. Consultant may perform some of his engineering, design, prototype and/or developmental activities at his own design and shop facility in Aguanga, California, unless the Company deems it reasonably necessary or desirable that such services be performed at the Company's facilities. Consultant shall undertake such travel as the Company deems reasonably necessary or desirable to promote the business and affairs of the Company.

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     3.  COMPENSATION. As compensation for his services to be rendered to the
Company, the Company will pay Pichel at the rate of Six Thousand Two Hundred Fifty Dollars ($6,250) per month, payable on the last business day of each month during the term hereof. Company shall review such compensation on January 1, 1999, and thereafter on January 1 of each year of this Agreement, but in no event shall such compensation in each subsequent year be less than the aforesaid amount. In addition, Pichel will be reimbursed for all out-of-pocket expenses incurred on behalf of the Company in the performance of his services hereunder.

     4. OFFICE. Pichel will be entitled to use the Company's office located at 7344-7348 Bellaire Avenue, North Hollywood, California 91605, and will be entitled to use secretarial services and other administrative support provided by the Company.

     5. INSURANCE. As additional consideration for the services to be performed by Pichel, the Company agrees to reimburse Pichel for the cost of providing Pichel with Medicare Supplement Insurance and medical and hospital insurance for Pichel's spouse.

     6. CONFIDENTIALITY/DISCLOSURE OF INFORMATION. Pichel acknowledges that during the term of this Agreement he will be exposed to the Company's trade secrets, customer lists, processes, ideas, plans, programs, procedures, intellectual property, and other proprietary assets. Pichel acknowledges that the Company's trade secrets, as they may exist from time to time, including but not limited to, Company's list of customers, processes, ideas, plans, programs, procedures, and know-how are valuable, special and unique assets of Company's business, access to and knowledge of which may be essential to the performance of Pichel's duties hereunder. The parties agree that Pichel will not, during the term hereof, nor at any time thereafter, disclose such secrets to any person, firm corporation, association or other entity, or use such secrets for any reason or purpose whatsoever; nor shall Pichel make use of any such property for his own purposes or for the benefit of any other person, firm, corporation or other entity (except Company) under any circumstances during or after the term of this Agreement. Notwithstanding the foregoing provisions of this paragraph, Pichel may use or disclose any general know-how, ideas, procedures, processes and any other general industry information and technical knowledge for his own use or for the use of any other person or entity after the expiration of the term of the Non-competition Agreement referred to in Paragraph 7 below; provided that such general know-how, ideas, procedures, processes and other general industry and technical information: (i) shall not be proprietary assets of the Company and (ii) shall not constitute assets purchased by Company pursuant to the Purchase Agreement.

     7. NON-COMPETITION AGREEMENT. The parties acknowledge that they have entered into a Non-competition Agreement of even date herewith, and that Pichel shall be bound by the provisions of said Non-competition Agreement. Further, the provisions of said Non-competition Agreement are hereby incorporated herein by this reference as though they were an original part of this Consulting Agreement.


                                   -2-

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     8.   INVENTIONS AND DISCOVERIES

          a. Pichel hereby sells, transfers and assigns to Company all of the entire right, title and interest of Pichel in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material made or conceived by Pichel, solely or jointly, during the term of this Agreement which relate to the products and services manufactured or performed by Company or which otherwise relate or pertain to the business, functions or operations of Company.

          b. Pichel has represented to Company that he has developed certain improvements, modifications and additions to U.S. Patent No. 4,298,911. Company has purchased said patent from Sky-Tracker of America, Inc., in accordance with the Purchase Agreement. Pichel hereby sells, transfers and assigns to Company all right, title and interest in and to all such improvements, modifications and additions to said patent. Company shall have the sole right to apply for United States patents for such improvements, modifications and additions.

          c. Pichel agrees to communicate promptly and to disclose to Company, in such form as Pichel may be required by the Company to do so, all information, details and data pertaining to such inventions, ideas, disclosures, improvements, modifications and additions, and to execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Pichel to permit Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyrights thereof.

          d. If, during the term hereof, Pichel shall develop any ideas, inventions, writings, patents, improvements or other discoveries which do not relate to products and services manufactured and performed by the Company, or which do not otherwise relate or pertain to the business, functions or operations of the Company (the "Unrelated Inventions and Discoveries"), Pichel shall grant to Company the exclusive right of first refusal in connection with the manufacture, marketing, development, sale and distribution of such Unrelated Inventions and Discoveries. Such right of first refusal shall be subject to the parties entering into a Definitive Agreement specifying the terms and conditions of such manufacture, marketing, development, sale and distribution of any such Unrelated Inventions and Discoveries, and any royalties or other compensation to be paid to Pichel therefor.

     9. INDEPENDENT CONTRACTOR. For the purposes of this Agreement, and the services to be rendered hereunder, Pichel shall, at all times, be an independent contractor and shall not be considered an employee of the Company.

                                      3


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     10.  TERMINATION

          a. Notwithstanding anything to the contrary provided herein, the Company or Pichel may give the other sixty (60) days' written notice prior to the end of the term hereof, or of any extension or renewal hereof, of such party's intention to negotiate a new consulting arrangement commencing at the end of the term or to terminate this Agreement. In the event no such notice is given, the term described in Paragraph 1 above shall automatically continue for an additional year, and this subsection (a) shall be applicable again with each such one
     (1) year extension.

          b. This Agreement may be terminated by Company, at its discretion, upon Pichel's death, inability to perform, or incapacity (being defined as inability to perform normal activities and functions for a period of one hundred eighty (180) consecutive days) or for cause.

          c. This Agreement may be terminated by Pichel in the event that Company breaches any of the terms or conditions of this Agreement and such breach is not cured by Company within ten (10) days after written notice.

     11. MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:

          a. ENTIRE AGREEMENT. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, between the parties with respect thereto. The Agreement may be amended or supplemented at any time only by an instrument in writing signed by both of the parties.

          b. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

          c. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns, except that the obligations of Pichel hereunder may not be assigned.

          d. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent to the other party by certified mail, return receipt requested, to the address for such party set forth above.

          e. HEADINGS. The headings of the sections herein are for convenience only and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.



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     IN WITNESS WHEREOF, the parties hereto have set their hands the date first above written.

                                                    "Company"

                                         BALLANTYNE OF OMAHA, INC.






                                     By: /s/ Ronald H. Echtenkamp
                                         ___________________________________
                                         Ronald H. Echtenkamp, Vice Chairman






                                         "Pichel"





                                          /s/ Marlowe A. Pichel
                                          ____________________________________
                                          Marlowe A. Pichel




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